CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" and to the use of our report dated September 9, 2005, which is incorporated by reference in this Registration Statement (Form N-1A Nos. 2-70427 and 811-03131) of AllianceBernstein Global Technology Fund, Inc.






                                                      ERNST & YOUNG LLP


New York, New York
October 28, 2005